CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

     In connection with the Quarterly Report of MODERN RENEWABLE TECHNOLOGIES, INC. (the "Company") on Form 10-Q for the period ending February 28, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Randy White , President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Randy White Randy White Chief Executive Officer Principle Executive Officer Chief Financial Officer Principle Financial Officer

April 14, 2011